Exhibit 10.2
LOAN AGREEMENT
BY AND BETWEEN
401 SW 5TH LLC, A DELAWARE LIMITED LIABILITY COMPANY (“BORROWER”);
EXPENSIFY, INC., A DELAWARE CORPORATION (“GUARANTOR”)
AND
CANADIAN IMPERIAL BANK OF COMMERCE (“LENDER”)
$8,250,000.00 LOAN

LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”), made this 22nd day of August, 2019, by and between 401 SW 5TH LLC, a Delaware limited liability company (the “Borrower”), EXPENSIFY, INC., a Delaware corporation (the “Guarantor”) and CANADIAN IMPERIAL BANK OF COMMERCE (the “Lender”).
RECITALS
A.    The Borrower has applied to the Lender for a loan (the “Loan”) in the principal amount of up to Eight Million Two Hundred Fifty Thousand and No/100 Dollars ($8,250,000.00) to (i) acquire fee simple title in certain real property legally described as Lots 1 and 2, Block 175, City of Portland, Multnomah County, Oregon, with a street address of 401 SW Fifth Avenue in Portland, Oregon (the “Land”), together with (i) all improvements and fixtures located on the Land (“Improvements”, together with the Land, and as each are more particularly described in the Deed of Trust, the “Real Property”), (ii) all personal property now or hereafter owned by Borrower or Guarantor and located thereon (as more particularly described in the Deed of Trust, the “Personalty”, and together with the Real Property, collectively, the “Property”). The Loan is to be evidenced by, among other things, a Secured Promissory Note of even date herewith made by the Borrower to the order of the Lender in the aforesaid principal amount (including any amendments, extensions, renewals, substitutions, restatements or other modifications, the “Note”).
B.    The Note is to be secured by, among other things, a first priority Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith (including any amendments, extensions, renewals, substitutions, restatements or other modifications, the “Deed of Trust”) from the Borrower to the trustee named therein for the benefit of the Lender covering the Borrower’s interest in the Property and such other real and personal property as more particularly set forth therein.
C.    The Lender has agreed to make the Loan upon the condition that this Agreement be executed and delivered to assure the application of the net proceeds of the Loan to the acquisition of the Property.
NOW, THEREFORE, and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, receipt of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
Section 1.1    Definitions.
The Borrower and the Lender hereby agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:
(a)    “Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
(b)    “Affiliate” shall mean, as to any Person, any other Person that (i) directly or indirectly, owns twenty percent (20%) or more of legal, beneficial or economic interests in such Person, (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, (iii) is a director or officer of such Person or of an Affiliate of such Person and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person.
(c)    “Banking Day” shall mean any day that is not a Saturday, Sunday or banking holiday in the State of New York.
(d)    “Borrowers’ Books” are all of Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
(e)    “Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority, or (iii) compliance by any Lender, by any lending office of such Lender, or by such Lender’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (b) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
(f)    “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
(g)    “Collateral” means the Property (including the Real Property as more particularly described in the Deed of Trust) as well as all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.
(h)    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “Controlled” and “Controlling” shall have correlative meanings.
(i)    “Debt” shall mean the outstanding principal balance, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan under the Note, this Agreement or any other Loan Document.
(j)    Reserved.
(k)    Reserved.
(l)    “Deed of Trust” shall have the meaning given to it in the recitals of this Agreement, as the same may from time to time be extended, amended, restated or otherwise modified.
(m)    “Default” shall mean an event that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.
(n)    “Environmental Indemnification Agreement” means the Environmental Warranty and Indemnification Agreement made by Borrower and Guarantor in favor of Lender, dated as of even date hereof, as the same may from time to time be extended, amended, restated or otherwise modified.
(o)    “Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery,

fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
(p)    “Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
(q)    “Event(s) of Default” shall mean the occurrence of any one or more of the events specified in Article VI (Events of Default) and the continuance of such event beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI (Events of Default).
(r)    “Expensify Lease” shall mean that certain Office Lease relating to the Property dated as of even date herewith by and between Borrower, as landlord, and Guarantor, as tenant.
(s)    “General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
(t)    “Governmental Authority or Authorities” shall mean any governmental or quasi-governmental entity, including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any governmental entity.
(u)    “Guarantor” shall mean Expensify, Inc., a Delaware corporation, or any other future guarantor of all or any portion of the Loan and/or the Obligations.
(v)    “Guaranty” shall mean that certain Guaranty of Payment and Performance dated of even date herewith by the Guarantor in favor of the Lender, as the same may be modified, renewed, extended, supplemented or replaced from time to time.
(w)    “Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness or liability of such Person (including, without limitation, for borrowed money, for amounts drawn under a letter of credit, or for deferred purchase price of property or services (including trade obligations) for which such Person or its assets is liable), (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person pursuant to any agreement to purchase, to provide funds for payment, to supply funds, or to invest in any Person, (iv) all indebtedness or liabilities guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures any other Person against loss.
(x)    “Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.
(y)    “Land” shall have the meaning given to such term in the Recitals of this Agreement.
(z)    “Leases” shall mean the commercial leases for the Property executed by the Borrower, as landlord, and various tenants, pursuant to which such tenants shall occupy the Property, as approved by the Lender, including, without limitation, the Expensify Lease.
(aa)    “Loan Documents” shall mean this Agreement, the Note, the Deed of Trust, the Environmental Indemnification Agreement, and any and all other documents which the Borrower or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
(bb)    Reserved.
(cc)    “Note” shall have the meaning given to it in the recitals of this Agreement, as the same may from time to time be extended, amended, restated or otherwise modified.
(dd)    “Notice” shall mean a written communication delivered by hand, or sent by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the party to whom communication is to be given, at the following addresses:
Borrower:                    401 SW 5th LLC
c/o Expensify, Inc.
88 Kearny Street
San Francisco, CA 94108
Attn: David Barrett
Attention: Financial Officer
Email:
With a copy to:           Silicon Legal Strategy
201 Mission Street, Suite 800
San Francisco, California 94105
Attn: Andre Gharakhanian
Email:

Lender:                       CIBC Innovation Banking
40 King S. West, Suite 5702
Toronto, Ontario
M5H 3Y2
Email:
Attention: Mark McQueen, President and Executive Managing Director
With a copy to:           Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attn: Cynthia Bai
Email:
or at such other address as any party shall have notified the others in the manner set forth in this definition.
(ee)    “Obligations” shall mean all present and future debts, obligations and liabilities of the Borrower to the Lender arising pursuant to, and/or on account of, the provisions of this Agreement, the Note and any of the other Loan Documents, including, without limitation, the obligation (i) to pay all principal (including, again without limitation, any principal advanced after the date of the Deed of Trust and any principal that is repaid and readvanced), interest, late charges and prepayment premiums due at any time under the Note; (ii) to pay all Expenses (as defined in the Deed of Trust), indemnification payments and other sums due at any time under the Deed of Trust, together with interest thereon as provided in Section 4.19 of the Deed of Trust; and (iii) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which the Borrower is required to perform, observe or comply with pursuant to the terms of the Deed of Trust or any of the other Loan Documents.
(ff)    “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.
(gg)    “Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, any Governmental Authority or any other entity.
(hh)    “Survey” shall mean a survey prepared by a license surveyor in accordance with American Land Title Association’s minimum detail requirements and Table A items as specified by Lender, and such other requirements that Lender may reasonably require (including, without limitation, requirements for the issuance of the Title Policy).
(ii)    “Taxes” shall mean all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied,

confirmed or imposed on the Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
Section 1.2    Rules of Construction.
The words “hereof”, “herein”, “hereunder”, “hereto”, and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (d) to Section numbers are to the respective Sections contained in this Agreement unless expressly indicated otherwise.
ARTICLE II
THE LOAN
Section 2.1    The Loan.
The Lender agrees to lend to the Borrower, subject to the terms and conditions herein set forth, sums in the aggregate not in excess of the Loan amount. Interest shall accrue and be payable only on sums advanced hereunder for the period of time outstanding.
Section 2.2    Proceeds.
Loan proceeds in an amount up to Eight Million Two Hundred Fifty Thousand and No/100 Dollars ($8,250,000.00) (the “Loan”) will be advanced at the closing of the Loan for the acquisition of the Property.
Section 2.3    Fees and Expenses.
(a)    Prepayment Fee. Borrower shall pay to Lender the Prepayment Fees (as defined in the Note) as and when due pursuant to the terms and conditions of the Note. Borrower and Guarantor each agrees that the Prepayment Fees (as defined in the Note) are each a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Loan.
(b)    Lender Expenses. Borrower shall pay to Lender all Lender expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within three (3) Business Days after written demand by Lender).
Section 2.4    Conditions Precedent to Closing.
The following shall be conditions precedent to the closing of the Loan and the advance of Loan proceeds:
(a)    This Agreement, the Note, the Deed of Trust and the other Loan Documents shall have been properly executed and delivered to the Lender, the Deed of Trust shall be acknowledged and recorded in the appropriate public office or delivered to a representative of the title company for recording and payment shall have been made for all conveyancing and recording in connection with the settlement of the Loan, and for any transfer or documentary stamp taxes due under any federal, state or municipal law.
(b)    The Lender shall have received a paid policy of title insurance on the current ALTA Form or a valid and enforceable commitment to issue the same, from a company satisfactory to the Lender in the amount of the Loan and which may be endorsed or assigned to the successors and assigns of the Lender without additional cost, insuring the lien of the Deed of Trust to be a valid first lien on the Property, free and clear of all defects, exceptions and encumbrances except such as the Lender and its counsel shall have approved and containing affirmative insurance against mechanics liens and such other and further endorsements or coverages as Lender may reasonable require (the “Title Policy”).
(c)    The Lender shall have received advice, in form and substance and from a source satisfactory to the Lender, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Property except such as the Lender shall have approved.
(d)    The Lender shall have received all policies of insurance required by the terms hereof and by the other Loan Documents to be in effect from a company or companies and in form and amount satisfactory to the Lender, including without limitation, flood insurance (in the amount of the Loan or the maximum limit of coverage available on the Property, whichever is less or evidence that flood insurance is not available or otherwise required with respect to the Property), together with written evidence, in form and substance satisfactory to the Lender, that all fees and premiums due on account thereof have been paid in full.
(e)    The Lender shall have received and approved an appraisal of the Property indicating that the ratio of the Loan amount to the “as-is” appraised value of the Property does not exceed 75%.
(f)    The Lender shall have received and approved a property condition report of the Property.
(g)    The Lender shall have received and approved a copy of a current Survey of the Land certified to the Lender and to the title insurance company and any recorded subdivision plat of the Land.
(h)    Omitted.
(i)    The Lender shall have received evidence satisfactory to it regarding the current and past pollution control practices at the Property in connection with the discharge, emission, handling, disposal or existence of materials and substances controlled by federal, state or local laws and regulations including an environmental audit of the Property prepared by a person or firm acceptable to the Lender.

(j)    The Lender shall have received evidence acceptable in all respects that the Improvements comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794) and any applicable state statutes relating to access and facilities for handicapped or disabled persons.
(k)    The Lender shall have received and approved a copy of each of the Borrower’s and Guarantor’s fully executed limited liability company agreement or charter, as applicable, and a copy of the recorded certificate of formation or certificate of incorporation, as applicable.
(l)    The Lender shall have received and approved a certified copy of the Borrower’s and Guarantor’s respective company resolutions authorizing the execution and delivery of the Loan Documents and consenting to the Loan.
(m)    The Lender shall have received and approved a current good standing certificate or certificate of fact, as applicable, for the Borrower and for the Guarantor.
(n)    The Lender shall have received and approved an opinion or opinions of counsel for the Borrower and Guarantor as to the Borrower’s and Guarantor’s good standing, form, powers and authority and as to the validity, binding effect and enforceability of the Loan Documents to which each is a party.
(o)    The Lender shall have received and approved the Expensify Lease, which shall be the only lease affecting the Property at Closing.
(p)    The Borrower shall have opened an account at the Lender that shall be used as the operating account for the Property pursuant to the terms of this Agreement.
(q)    The Lender shall have received evidence, in form and substance satisfactory to it, of Borrower’s compliance in zoning as more particularly described in Section 3.2 below.
(r)    The Borrower shall have paid to the Lender a non-refundable loan structuring fee equal to one quarter of one percent (0.25%) of the amount of the Loan, which shall be fully earned upon payment (the “Loan Fee”), as well as all of Lender’s out-of-pocket costs incurred in connection with the Loan and the preparation of the Loan Documents.
(s)    The Lender shall have received from the Guarantor a fully-executed Subordination Agreement regarding the Expensify Lease in form and substance reasonably satisfactory to the Lender.
Section 2.5    Assignments.
The Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of the Lender. Any assignment made or attempted by the Borrower without the prior written consent of the Lender shall be void and of no effect. No consent by the Lender to an assignment by the Borrower shall release the Borrower as the party primarily obligated and liable under the terms of this Agreement unless the Borrower shall be released specifically by the Lender in writing. No consent by the Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.
Section 2.6    Liability of the Lender.
The Lender shall in no event be responsible or liable to any person other than the Borrower for the disbursement of or failure to disburse the proceeds of the Loan or any part thereof.
Section 2.7    Change in Law.
(a)    If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender or (ii) impose on the Lender any other material condition, cost or expense affecting this Agreement or the Loan, and the result of any of the foregoing shall be to increase the cost to such the Lender of making, continuing, converting into or maintaining the Loan (or of maintaining its obligation to make any the Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.
(b)    If any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then Borrower will pay to Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.
(c)    A certificate of Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation. This Section shall survive the termination of this Agreement.

Section 2.8    Creation of Security Interest.
(a)    Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Lender’s lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) Lender shall, at Borrowers’ sole cost and expense, release its liens in the Collateral and all rights therein shall revert to the Borrower.
(b)    Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral. If Borrower shall acquire a commercial tort claim with a potential recovery in excess of One Hundred Thousand Dollars ($100,000), Borrower shall promptly notify Lender in writing and deliver such other documents as Lender may require to grant Lender a perfected security interest in such commercial tort claim.
(c)    Borrower hereby authorizes Lender to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of Borrower.
(d)    Borrower hereby pledges, assigns and grants to Lender a security interest in all the Equity Interests in which Borrower has any interest, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. To the extent required by the terms and conditions governing the Equity Interests in which Borrower has an interest, Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, provided that: no such notice shall be required if Borrower has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Organization, Power and Authority.
The Borrower represents and warrants that the Borrower is a limited liability company duly organized and validly existing and in good standing under the laws of the state in which it is organized, is qualified to do business and is in good standing in the state where the Land lies, has the power and authority to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Loan Documents. The Guarantor represents and warrants that the Guarantor is a corporation duly incorporated and validly existing and in good standing under the laws of the state in which it is incorporated, is qualified to do business and is in good standing in the state where the Land lies, has the power and authority to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which Guarantor is a party.
Section 3.2    Compliance in Zoning.
The Borrower represents and warrants that the current and anticipated use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land, all use requirements of any Governmental Authority having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto.
Section 3.3    Utilities.
The Borrower represents and warrants to its knowledge that all utility services necessary for the operation of the Improvements for their intended purposes are available and are being provided to the Improvements.
Section 3.4    Access; Roads.
The Borrower represents and warrants to its knowledge that the Property has direct access to public roads and other accesses necessary for the operation of the Property.
Section 3.5    Other Liens.
The Borrower represents and warrants that neither the Borrower nor the Guarantor has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property.
Section 3.6    Financial Statements.
The Borrower and Guarantor each represent and warrant that the financial statements heretofore delivered to the Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting practices consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no material additional liabilities have been incurred by the Borrower or Guarantor since the date thereof other than the borrowings contemplated herein or as approved in writing by the Lender.
Section 3.7    Defaults.
The Borrower represents and warrants that there is no default on the part of the Borrower or Guarantor under the Loan Documents and no event has occurred and is continuing which, with notice or the passage of time, or both, would constitute a default under the Note or any of the other Loan Documents.
Section 3.8    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.
Borrower, and to the best of Borrower’s knowledge, after having made diligent inquiry, (a) each Person owning a direct or indirect interest of 20% or more in Borrower or Guarantor is not currently identified on OFAC List, and is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loans, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.
Section 3.9    Patriot Act.
Neither the Borrower nor any of its Affiliates is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither the Borrower nor Guarantor nor any of their respective Affiliates is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Neither Borrower nor Guarantor nor any of their respective Affiliates (i) is a blocked person described in Section 1 of Executive Order 13224 of the President of the United States or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
Section 3.10    Existing Leases.
The Borrower represents and warrants that there are no Leases or other occupancy agreements or leasing brokerage contracts covering all or any portion of the Property, except the Expensify Lease. The Borrower and Guarantor represent and warrant that there is no default under the Expensify Lease, and no event has occurred or conditions exist that, with the passage of time or giving of notice, or both, would constitute a default under the Expensify Lease.
Section 3.11    Bankruptcy, etc.
No liquidation or dissolution of the Borrower or Guarantor and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding (an “Insolvency Proceeding”) relative to the Borrower or Guarantor or their respective properties is pending or, to the knowledge of either the Borrower or Guarantor, is threatened against it. After giving effect to the Loan and the execution and delivery of the Loan Documents, neither the Borrower nor Guarantor will be “insolvent” within the meaning of such term as defined in §101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
Section 3.12    No Change in Facts or Circumstances.
All information in any application for the Loan submitted to the Lender and in all financial statements, reports, certificates and other documents submitted in connection therewith are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate
Section 3.13    Single Purpose.
Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full:
(a)    Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, owning, leasing, managing and operating the Property, entering into and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership, leasing, management or operation of the Property.
(b)    Borrower has not engaged and will not engage in any business or activity other than the acquisition, ownership, leasing, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.
(c)    Borrower has not entered and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arm’s-length basis from an unrelated third party.
(d)    Borrower has not incurred and will not incur any Indebtedness other than the Debt. No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by the Property.
(e)    Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.

(f)    Borrower has been, is, and will endeavor to remain solvent and Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.
(g)    Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (i) Borrower has not terminated or failed to comply with and will not terminate or fail to comply with the provisions of its organizational documents, (ii) Borrower has not amended, modified or otherwise changed its organizational documents and (iii) unless (A) Lender has consented in writing, Borrower will not amend, modify or otherwise change its organizational documents except: (i) to cure any obvious ambiguity or (ii) to correct or supplement any provision in a manner consistent with the intent of this Agreement and the other Loan Documents.
(h)    Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower’s assets have not been listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation (e.g., footnote) were made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet. Borrower’s assets will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation (e.g., footnote) shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (B)such assets shall be listed on Borrower’s own separate balance sheet. Borrower shall file its own tax returns (except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and was or is not required to file tax returns under applicable law), has not filed and shall not file a consolidated federal income tax return with any other Person, and has paid and shall pay any taxes required to be paid under applicable law. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
(i)    Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business solely in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)    Borrower has maintained and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k)    Neither Borrower nor any constituent party of Borrower has sought and, to the fullest extent permitted by applicable law, neither Borrower nor any constituent party of Borrower will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower, any sale or other transfer of all or substantially all of its assets or any sale or other transfer outside the ordinary course of business.
(l)    Borrower has not commingled and will not commingle funds or other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets solely in its own name.
(m)    Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)    Borrower did not assume, guarantee or become obligated for the debts or obligations of any other Person and did not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person. Borrower will not assume, guarantee or become obligated for the debts or obligations of any other Person and does not and will not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.
(o)    The organizational documents of Borrower shall provide that Borrower will not (and Borrower agrees that it will not), (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for Borrower or a substantial portion of its assets or properties, (iv) make an assignment for the benefit of creditors, (v) admit in writing Borrower’s inability to pay its debts generally as they become due, or (vi) take any action in furtherance of any of the foregoing.
(p)    The organizational documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) Guarantor, as sole member (the “Sole Member”) may not resign, and (ii) no additional member shall be admitted to Borrower.
(q)    The organizational documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of

Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by applicable law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member shall not cause such Sole Member to cease to be a member of Borrower and upon the occurrence of such event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, Sole Member shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower, to compel any sale of all or any portion of the assets or properties of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
(r)    Borrower covenants and agrees that it will comply with or cause the compliance with, (i) all of the representations, warranties and covenants in this Section 3.13, and (ii) all of the organizational documents of Borrower.
(s)    Borrower has not permitted and will not permit any Affiliate (other than Sole Member pursuant to the terms of the organizational documents of Borrower) or constituent party independent access to its bank accounts.
(t)    Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.
(u)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and Borrower has paid and shall pay from its assets all obligations of any kind incurred.
(v)    Borrower has not (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of Borrower’s assets or properties, (iii) made any assignment for the benefit of Borrower’s creditors or (iv) admitted in writing Borrower’s inability to pay its debts generally as they become due. Borrower will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of

Borrower’s assets or properties, (C) make any assignment for the benefit of Borrower’s creditors or (D) admit in writing Borrower’s inability to pay its debts generally as they become due.
(w)    Borrower has maintained and will maintain an arm’s-length relationship with its Affiliates.
(x)    Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, without limitation, shared office space.
(y)    Except to Lender in connection with the Loan, Borrower has not pledged and will not pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.
(z)    Borrower has had, has and will have no obligation to indemnify its directors, managers, officers, or members as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Debt and that will not constitute a claim against Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.
(aa)    The organizational documents of Borrower shall provide that Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its organizational documents with respect to any of the matters set forth in this Section 3.13, without the prior consent of Lender in its sole discretion.
(bb)    Borrower will consider the interests of Borrower’s creditors in connection with all actions.
(cc)    Borrower has not had and, except in connection with the Loan, does not have and will not have any of its obligations guaranteed by any Affiliate.
(dd)    Borrower has not owned or acquired and will not own or acquire any stock or securities of any Person.
(ee)    Borrower has not bought or held and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).
(ff)    Borrower has not formed, acquired or held and will not form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other entity), and Borrower has not owned and will not own any equity interest in any other entity.
ARTICLE IV
AFFIRMATIVE COVENANTS AND AGREEMENTS
Section 4.1    Vouchers and Receipts.
The Borrower shall furnish to the Lender, promptly on demand, any contracts, bills of sale, statements, receipted vouchers or agreements pursuant to which the Borrower has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Improvements. The Borrower shall furnish to the

Lender, promptly on demand, a verified written statement, in such form and detail as the Lender may require, showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for which payment has not been made and the amounts to be paid therefor.
Section 4.2    Payments for Labor and Materials.
The Borrower shall pay when due all bills for services or labor performed and materials supplied to the Property. In the event any mechanics’ lien or other lien or encumbrance shall be filed or attached against the Property without the prior written consent of the Lender in each instance, the Borrower covenants and agrees that, within ten (10) Banking Days after Borrower’s receipt of a copy of the recorded lien, the Borrower will promptly discharge the same by payment or filing bond or otherwise as permitted by law; and if the Borrower fails to do so, the Lender may, at its option, in addition to, and not in limitation of, all other rights and remedies of the Lender in the Event of Default by the Borrower, and without regard to the priority of said mechanics’ lien or other lien or encumbrance, pay the same, and all reasonable, out-of-pocket amounts expended by the Lender for such purpose shall constitute loans to the Borrower and shall be secured by the Deed of Trust and the other Deed of Trust, and be due and payable forthwith by the Borrower to the Lender with interest thereon at the Reimbursement Rate provided for in the Deed of Trust.
Section 4.3    Insurance.
The Borrower shall provide or cause to be provided to the Lender, and shall maintain in full force and effect at all times during the term of the Loan, such policies of insurance as may be required by the terms of any plans and specifications and the Loan Documents from a company or companies, and in form and amounts satisfactory to the Lender including, by way of example and not by way of limitation, at least the following:
(a)    During any period of construction on the Land, “builder’s risk” insurance, including vandalism and malicious mischief and collapse endorsements in amounts not less than the amount of the Loan and naming the Lender as a loss payee in the mortgagee clause thereof;
(b)    Special form or “all risks” (or equivalent) property insurance for the Property covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Unless otherwise agreed in writing by Lender, such insurance, in the aggregate, shall be for the greater of (i) the full insurable value of the Property, or (ii) the full principal amount of the Loan. The deductible amount under such policy or policies shall not exceed $10,000. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means the actual replacement cost of the Property (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items). The “full insurable value” shall be determined from time to time at the request of Lender (but not more frequently than once every year) by an appraiser or appraisal company or one of the insurers, who shall be selected by Lender in its sole discretion and paid for by Borrower;

(c)    Comprehensive general public liability insurance for injuries to Persons and damage to property, in limits of not less than $2,000,000 for any one occurrence and $5,000,000 for the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured; and
(d)    The Borrower shall obtain and maintain at all times rental loss, business interruption, or comparable insurance with respect to the Property covering the loss of net income, and coverage with respect to extra expenses incurred or to be incurred by the Borrower, resulting from any total or partial suspension of or interruption in the operation of the Property caused by damage to or destruction of any part of such facility as a result of the perils against which insurance is required under subsection (a) above, in each case providing coverage for a period of suspension or interruption of at least twelve (12) calendar months (provided, however, that so long as Guarantor carries business interruption in accordance with this sentence and naming Lender as a loss payee, then Borrower shall not be required to carry separate rental loss insurance). Such insurance shall be written on a form satisfactory to the Lender and the amounts payable thereunder shall be made available, together with other amounts derived from any continuing operations of the Borrower at the Property and any other funds of Borrower that may be required for such purpose, for the payments of principal and interest on the Loan, real estate taxes, insurance premiums and other expenses of operating the Property becoming due during the period of total or partial suspension of operations. Such coverage shall in no event be less than an amount customarily maintained by persons in similar circumstances having properties of comparable size and offering comparable services as those of the Borrower. The Borrower shall supply the Lender with certificates summarizing the terms of such insurance policy or policies and paid receipts indicating the payment of premiums due thereon.
(e)    Workers’ compensation insurance in accordance with the requirements of applicable law or regulation.
Each policy of insurance shall (i) be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance Rating of A-IX or better and are qualified or authorized by the Laws of the state in which the Property is located to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding subsections (a), (d), and (e), have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, (iii) provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Lender, and (iv) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.
Section 4.4    Flood Insurance.
If required by applicable law or regulation, the Borrower shall provide or cause to be provided to the Lender a separate policy of flood insurance in the amount of the Loan or the maximum limit of coverage available with respect to the Property, whichever is the lesser, from a company or companies satisfactory to the Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto. In the event that flood insurance is not required by applicable law or regulation to be provided in connection with the Loan or is not otherwise available with respect to the Property, the Borrower shall supply the Lender with written evidence, in form and substance satisfactory to the Lender, to that effect. Any such policy shall provide that the policy may not be surrendered, cancelled or substantially modified (including, without limitation, cancellation for non-payment of premiums) without at least thirty (30) days’ prior written notice to any and all insureds named therein, including the Lender.
Section 4.5    Fees and Expenses; Indemnity.
The Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of or incurred by Lender in connection with the Loan Documents. The Borrower shall hold the Lender harmless and indemnify the Lender against all claims of brokers and “finders” arising by reason of the execution and delivery of the Loan Documents or the consummation of the transaction contemplated hereby.
Section 4.6    Operating Account.
For the term of the Loan, including any extensions, the Borrower shall maintain (or cause to be maintained) all operating accounts for the Property with the Lender. The Borrower hereby authorizes the Lender to deduct from such accounts (to the extent not precluded by laws) if deemed necessary by the Lender such sums as are necessary to pay delinquent accrued and unpaid interest on the Loan to the extent the same is not paid when due, and to pay any other amounts due under the Loan Documents while any Event of Default exists.
Section 4.7    RESERVED.
Section 4.8    RESERVED.
Section 4.9    Financial Statements.
The Borrower shall furnish or cause to be furnished to the Lender:
(a)    as soon as available but in no event more than one hundred eighty (80) days after year end, annual company-prepared financial statements for the Borrower, Guarantor and the Property.  Such annual financial statements shall be accompanied by a certified rent roll for the Property and a certification of an authorized officer or member of the Borrower having responsibility for financial matters that such statements have been prepared under such person’s supervision and fairly present, in all material respects, the financial position and results of operations of the Borrower and the Property for the period presented therein;
(b)    as soon as available but in no event more than one hundred eighty (180) days after year end, audited financial statements of the Guarantor, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended and shall be certified as true and correct by the Guarantor;
(c)    promptly upon the Lender’s request but in no event more than thirty (30) days after Lender’s request therefor, such additional financial statements or additional information regarding the business, financial or corporate affairs of Borrower, Guarantor or the

Property or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.
Section 4.10    Leases.
(a)    Borrower and Guarantor shall maintain the Expensify Lease in effect at all times during the Loan term, and any default by Borrower or Guarantor under the Expensify Lease that continues beyond any applicable notice and cure periods provided therein shall be an Event of Default. All subleases of the premises or any portion of the premises subject to the Expensify Lease shall be subject to the prior review and approval of the Lender in its sole and absolute; provided however that Lender shall not unreasonably withhold its approval for any subleases for less than fifty percent (50%) of the rentable square footage of such premises, calculated in the aggregate for all subleases then in effect. All such subleases shall contain such commercially reasonable provisions as Lender may require.
(b)    The Borrower shall submit executed copies of all subleases to the Lender within seven (7) Business Days of the execution of the same.
(c)    The Borrower shall (i) observe and perform all obligations imposed by the Expensify Lease or any subleases, if applicable, and will not do or permit to be done anything to impair the security thereof; (ii) use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking under the Expensify Lease or any subleases, if applicable, and will appear in and defend, at the Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with the Expensify Lease or any subleases, if applicable; (iii) not collect any of the rents more than thirty (30) days in advance of the time when the same become due under the terms of the Expensify Lease; (iv) not discount any future accruing rents; (v) without the prior written consent of the Lender, to be granted or withheld in Lender’s sole and absolute discretion, not execute any assignment of the Expensify Lease or the rents therefrom; (vi) not modify the rent, the term, the demised premises or the common area maintenance charges under the Expensify Lease, or add or modify any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, or surrender, cancel or terminate the Expensify Lease, without the prior written consent of Lender, to be granted or withheld in Lender’s sole and absolute discretion; and (vii) execute and deliver, at the request of the Lender, all such assignments of the Expensify Lease for security purposes as the Lender may from time to time require.
ARTICLE V
NEGATIVE COVENANTS
Section 5.1    Other Liens; Transfers; “Due-on-Sale”; etc.
The Borrower shall not, without the prior written consent of the Lender, create or permit to be created or remain with respect to the Property or any part thereof or income therefrom, any mortgage, pledge, lien, encumbrance or charge, or security interest, or conditional sale or other title retention agreement, whether prior or subordinate to the lien of the Loan Documents, other than in connection with the Loan Documents or as otherwise provided or permitted therein. The Borrower shall not, without the prior written consent of the Lender, make, create, permit or consent to any conveyance, sale, assignment or transfer of the Property or any part thereof, other than in connection with the Loan Documents or as otherwise provided or permitted therein.
Section 5.2    Impairment of Security.
The Borrower shall take no action which shall impair in any manner the value of the Property or the validity, priority or security of the Deed of Trust.
Section 5.3    Conditional Sales.
The Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest, without the prior written consent of the Lender.
ARTICLE VI
EVENTS OF DEFAULT
The terms “Event(s) of Default”, as used in this Agreement shall mean the occurrence or happening, from time to time, of any one or more of the following:
Section 6.1    Failure to Pay.
The occurrence of any of the following: (i) the Borrower shall fail to pay the Obligations in full on the Maturity Date (as defined in the Note); (ii) the Borrower shall fail to pay when due any payment of interest on the Loan or of principal or principal and interest (other than as described in clause (i) above) which is not cured within any cure period made applicable thereto by the terms of the Note; or (iii) the Borrower shall fail to pay any other amount owed to the Lender under this Agreement or otherwise under any of the other Loan Documents within ten (10) days after written notice that the same is due.
Section 6.2    Defaults Under Other Loan Documents.
Any default or event of default (as defined therein) shall occur under the Note or any of the other Loan Documents.
Section 6.3    Representations and Warranties.
Any representation or warranty contained in this Agreement, or in any other document, certificate or opinion delivered to the Lender in connection with the Loan, shall prove at any time to be incorrect or misleading in any material respect either on the date when made.
Section 6.4    Compliance with Covenants.
The Borrower shall fail to comply with the terms of any covenant or agreement contained in this Agreement, and such breach is not cured within thirty (30) days after Notice, or if such breach cannot be cured within thirty (30) days, the Borrower shall have such additional time as is reasonably necessary to cure such breach so long as the Borrower commences to cure the breach within said 30-day period and delinquently pursues the cure thereafter, but in no event shall the Borrower have more than ninety (90) total days hereunder.

Section 6.5    Damage to Improvements.
At any time the Improvements are substantially damaged or destroyed by fire or other casualty and the Lender determines in good faith that the Improvements cannot be restored and completed in accordance with the terms and provisions of the Deed of Trust.
Section 6.6    Mechanic’s Lien.
A lien for the performance of work or the supply of materials which is filed against the Land remains unsatisfied or unbonded for a period of twenty (20) days after the date Borrower receives a copy of the filing thereof.
Section 6.7    Cross Default.
Any Event of Default by Guarantor under that certain Loan and Security Agreement dated May 24, 2018 by and among Lender and Guarantor, as amended by the First Amendment to Loan and Security Agreement dated November 16, 2018, and as further amended by the Second Amendment to Loan and Security Agreement dated as of the date hereof (as may be further amended, supplemented, modified, or extended, the “Senior Facility”) or any default by Borrower or Guarantor under any existing or future financing agreement with Lender or its affiliates, successors, or assigns.
Section 6.8    Insurance Obligations.
Any failure by Borrower to perform or comply with any of the terms and conditions set forth in Section 4.3 (Insurance) or 4.4 (Flood Insurance).
Section 6.9    Change in Zoning or Public Restriction.
Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed, unless the Borrower obtains a variance or other relief from such zoning laws within ninety (90) days thereafter or the Property is otherwise “grandfathered” as a legal, non-conforming use.
Section 6.10    Voluntary Bankruptcy.
The Borrower or Guarantor (a) applies for, or consents in writing to, the appointment of a receiver, trustee or liquidator of Borrower, Guarantor or of the Property or of all or substantially all of Borrower’s or Guarantor’s other assets, or (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, or (c) makes a general assignment for the benefit of creditors (other than Lender), or (d) files a petition or an answer seeking a reorganization or an arrangement with creditors (other than Lender) or takes advantage of any bankruptcy or insolvency law, or (e) files an answer admitting the material allegations of a petition filed against Borrower or the Guarantor in any bankruptcy, reorganization or insolvency proceeding.

Section 6.11    Involuntary Bankruptcy, etc.
An order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower or Guarantor as bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower, Guarantor or of the Property, or of all or substantially all of Borrower’s other assets, and such order, judgment or decree continues unstayed and in effect for a period of ninety (90) days from the date entered.
Section 6.12    Execution; Attachment.
Any execution or attachment is levied against the Property, and such execution or attachment is not set aside, discharged or stayed within sixty (60) days after the same is levied.
Section 6.13    Judgment.
Unless adequately covered by insurance in the opinion of Lender, the entry of any one or more final judgments for the payment of money involving more than $100,000 against Borrower and the failure by Borrower or to discharge the same, or cause it to be discharged, or bonded off to Lender’s satisfaction, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.
Section 6.14    Change in Business Status.
Unless the written consent of Lender is previously obtained, the sale of all or substantially all of the business assets of Borrower, or the commencement of any proceeding to dissolve or liquidate Borrower and the same is not dismissed within thirty (30) days, or the occurrence of any change in the form of business entity through which Borrower presently conducts its business, or, the occurrence of any merger or consolidation involving Borrower.
Section 6.15    Dissolution of the Borrower, etc.
Borrower is dissolved either pursuant to the provisions of its operating agreement, by operation of law, or in any other manner, voluntarily or otherwise.
Section 6.16    Special Purpose.
Borrower or Guarantor takes or permits any action that would result in Borrower not being in compliance with the representations, warranties and covenants set forth in Section 3.13.

ARTICLE VII
REMEDIES ON DEFAULT
Section 7.1    Acceleration; Remedies on Default.
Without limiting any other provision of the Agreement or any of the other Loan Documents, if an Event of Default occurs, the Lender may exercise any one or more of the following rights and remedies (all of which rights and remedies, as well as the Lender’s other rights and remedies, shall be cumulative):
(a)    Accelerate the maturity of the Loan and declare the unpaid principal of the Loan, the interest accrued thereon and all other amounts payable hereunder or under the Loan Documents immediately due and payable, whereupon all amounts payable hereunder, under the Note or under any other Loan Document shall automatically be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, with such payment being together with any unaccrued interest or prepayment penalties as may otherwise apply at the time of acceleration;
(b)    Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy. The Lender may recover damages caused by any breach by the Borrower or Guarantor of the provisions of this Agreement or any of the other Loan Documents, including court costs, reasonable attorneys’ fees and other out-of-pocket costs and expenses incurred in the enforcement of the obligations of the Borrower or Guarantor hereunder; and
(c)    Exercise all other rights and remedies which the Lender may have under the Deed of Trust, or any of the other Loan Documents or under applicable law.
Upon any Event of Default occurring by reason of an Event of Default under Section 6.10, Section 6.11 or 6.12, the Obligations shall automatically become due and payable without any declaration or other action by the Lender, and the default rate of interest shall be automatically and immediately applicable under the Note.
Section 7.2    No Conditions Precedent to Exercise of Remedies.
The Borrower shall not be relieved of any obligation by reason of the failure of the Lender to comply with any request of the Borrower or of any other person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property, or by reason of any agreement or stipulation between any subsequent owner of the Property and the Lender extending the time of payment or modifying the terms of the Loan Documents without first having obtained the consent of the Borrower; and in the latter event, the Borrower shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Lender.

Section 7.3    Remedies Cumulative and Concurrent.
No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Loan Documents to the Lender shall be concurrent and may be pursued separately, successively or together against the Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by the Lender.
Section 7.4    Strict Performance.
No delay or omission of the Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of the Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to the Lender hereunder in any one or more instances, or the acceptance by the Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    No Warranty by Lender.
By accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, Survey, receipt, appraisal or insurance policy, the Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Lender.
Section 8.2    Liability of Lender.
The Lender shall not be liable for any act or omission by it pursuant to the provisions of this Agreement in the absence of fraud or gross negligence. The Lender shall incur no liability to the Borrower or any other party in connection with the acts or omissions of the Lender in reliance upon any certificate or other paper believed by the Lender to be genuine or with respect to any other thing which the Lender may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence. In connection with the performance of its duties pursuant to this Agreement, the Lender may consult with counsel of its own selection, and anything which the Lender may do or refrain from doing, in good faith, in reliance upon the opinion of such counsel shall be full justification and protection to the Lender.

Section 8.3    No Partnership.
Nothing contained in this Agreement shall be construed in a manner to create any relationship between the Borrower and the Lender other than the relationship of borrower and lender and the Borrower and the Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.
Section 8.4    Severability.
In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement, then and in either of those events, at the option of the Lender, such provision or provisions only shall be held for naught and shall not affect any other provision of the Note or of any of the other Loan Documents or the validity of the remaining Obligations and the remaining provisions of the Note and the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 8.5    Successors and Assigns.
Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of the Borrower, its successors and those assigns of the Borrower consented to in writing by the Lender, and shall apply to, bind and inure to the benefit of the Lender and the endorsees, transferees, successors and assigns of the Lender, and all persons claiming under or through any of them.
Section 8.6    Modification; Waiver.
None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.
Section 8.7    Third Parties; Benefit.
All conditions to the obligation of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.

Section 8.8    Conditions; Verification.
Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition to the existence or non-existence, as the case may be, of such fact or facts that the Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.
Section 8.9    Captions and Headings.
The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to limit or enlarge the terms hereof.
Section 8.10    Counterparts; Electronic Execution of Documents.
This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.
Section 8.11    Notices.
Any notice, demand, request or other communication which either party may desire to give to the other with respect to this Agreement, shall be deemed to have been properly given if in writing and delivered by hand, sent by overnight courier or mailed by certified mail, postage prepaid, addressed as follows:
Borrower and
Guarantor:                   Expensify, Inc.
88 Kearny Street
San Francisco, CA 94108
Attn: David Barrett
Attention: Financial Officer
Email:
With a copy to:           Silicon Legal Strategy
201 Mission Street, Suite 800
San Francisco, California 94105
Attn: Andre Gharakhanian
Email:

Lender:                       CIBC Innovation Banking
40 King S. West, Suite 5702
Toronto, Ontario
M5H 3Y2
Email:
Attention: Mark McQueen, President and Executive Managing Director
With a copy to:           Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attn: Cynthia Bai
Email:
Any of the parties hereto may designate a change of address by notice in writing to the other parties. Whenever in this Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.
Section 8.12    Applicable Law.
This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York (without giving effect to New York’s principles of conflicts of law).
Section 8.13    Time of Essence.
Time shall be of the essence for each and every provision of this Agreement of which time is an element.
[Signatures appear on following page]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed under seal as of the day and year first above written.

BORROWER:	401 SW 5TH LLC, a Delaware limited liability company

	By:	Expensify, Inc., a Delaware corporation, its sole manager and member

		By:	/s/ David Barrett	(SEAL)
David Barrett, CEO

GUARANTOR:	EXPENSIFY, INC., a Delaware corporation

		By:	/s/ David Barrett	(SEAL)
		Name:	David Barrett
		Title:	President and Chief Executive Officer

LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE

	By:	/s/ Mark McQueen	(SEAL)
		Name:	Mark McQueen
		Title:	President and Executive Managing Director, CIBC Innovation Banking